UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2007

SENTO CORPORATION
(Exact name of registrant as specified in its charter)

Utah	000-06425	87-0284979
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

420 East South Temple, Suite 400 Salt Lake City, Utah		84111
(Address of principal executive offices)		(Zip Code)

(801) 431-9200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 15, 2007, Kim A. Cooper, who has been serving as interim Chief Executive Officer of Sento Corporation since January 2007, accepted the position of Chief Executive Officer on a permanent basis.

Before becoming Chief Executive Officer of Sento, Mr. Cooper served as President and Chief Executive Officer of Exceed, LLC, a consulting firm that provides business and legal consulting services to public and private companies, as well as of Exceed III, LLC, a developer and marketer of enterprise automation software. From 2003 to 2006, he was Chairman of the Board of TechTeam Global, Inc., a multinational enterprise service provider. Over the course of his career, Mr. Cooper founded and served as Chief Executive Officer of several companies and held a variety of executive positions. Mr. Cooper continues to serve as a Director of Lucion Technologies, Inc. He is a practicing corporate attorney and graduated with honors from Brigham Young University Law School.

Mr. Cooper’s annual salary has been set at $252,000. Additionally, Mr. Cooper will be eligible to receive quarterly bonuses of up to 13.125% of his annual salary, or $33,075, if Sento achieves certain revenue and operating income goals to be established by the Board of Directors. In the event Mr. Cooper is terminated without cause, he will receive severance of one-half of his annual salary, payable over a 26-week period.

On March 15, 2007, Michael Williams was named Vice President, Chief Operations Officer and Managing Director, Europe. Mr. Williams, 33, joined Sento in 1999 and has been responsible for managing Sento’s strategic relationships in the United States. He has held the post of Vice President of U.S. Operations since 2003. In addition to his Sento background, Mr. Williams continues to serve as an elected advisory board member for the joint SSPA & JD Power and Associates Certified Technology Service and Support award creation program. On this board, Mr. Williams assists in documenting and refining industry best practices into a contact center quality certification program. Mr. Williams’ experience spans several industries, including work with contact centers in multiple locations worldwide, such as remote centers in India, South Africa, and Europe. Mr. Williams received his education from Utah Valley State College in Orem, Utah.

Mr. Williams’ annual salary will remain at $120,000.

On March 16, 2007, Sento and Chief Operating Officer Matthew Kochan reached an agreement that resulted in the termination of Mr. Kochan’s employment with Sento. Under the terms of the agreement, Mr. Kochan will receive three months of severance pay and the health and medical insurance for Mr. Kochan and his immediate family will be continued for 12 months from the termination date or until he accepts other employment with comparable benefits, whichever occurs first.

EXPLANATORY NOTE

The information in Item 7.01 and exhibit 99.01 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 7.01—REGULATION FD DISCLOSURE

On March 19, 2007, Sento issued a press release, a copy of which is attached hereto as Exhibit 99.01.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

99	Miscellaneous
99.01	Public release dated March 19, 2007	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTO CORPORATION
Registrant

Dated: March 19, 2007	By: /s/ Brian Maloy
Brian Maloy, Chief Financial Officer

3